Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2019, relating the consolidated financial statements of Leju Holdings Limited, its subsidiaries and its consolidated variable interest entities (the “Group”), appearing in the Annual Report on Form 20-F of the Group for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
July 20, 2020